QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form F-10 and to the use of our reports each dated March 2, 2016 relating to the consolidated financial statements of The Descartes Systems Group Inc. as of and for the year ended January 31, 2016 and the effectiveness of internal control over financial reporting as of January 31, 2016. Our report on the consolidated financial statements refers to a prospective change in the presentation of deferred income tax assets and liabilities as non-current in the year ended January 31, 2016.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
April 11, 2016

QuickLinks

  Exhibit 5.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM